Exhibit 99.1

TPG Pace Solutions Corp. Announces Pricing of $250,000,000 Initial Public Offering

SAN FRANCISCO, CA AND FORT WORTH, TX, April 8, 2021 – TPG Pace Solutions Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 25,000,000 Class A ordinary shares at a price of $10.00 per share. The shares will be listed on the New York Stock Exchange and trade under the ticker symbol “TPGS” beginning April 9, 2021. The offering is expected to close on April 13, 2021, subject to the satisfaction of customary closing conditions.

The Company is focused on sponsoring the public listing of a company in any industry that is well positioned to thrive in the public markets.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are serving as joint book runners for the offering, and Northland Securities, Inc. and Siebert Williams Shank & Co., LLC are serving as co-managers. In connection with the offering, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 shares at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, NY 10005, email: prospectus.cpdg@db.com; tel: (800) 503-4611; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: prospectus-eq_fi@jpmchase.com, tel: (866) 803-9204; and Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, email: prospectus-ny@ny.email.gs.com, tel: (866) 471-2526.

A registration statement relating to the securities has been declared effective by the SEC on April 8, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About TPG Pace Solutions Corp.

TPG Pace Solutions Corp. is a special purpose acquisition company formed by TPG Pace Group for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of TPG Pace Solutions Corp. is to identify and acquire businesses that are better suited to generate strong returns in a public market environment while benefitting from the broader operational knowledge, resources and private equity heritage of TPG.

About TPG Pace Group

TPG Pace Group is the firm's dedicated permanent capital platform, created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. Since that time, the platform has successfully listed five SPACs and completed three transactions and has two announced transactions. TPG Pace Group has a long-term, patient, and highly flexible capital base, allowing us to seek transactions across industries and geographies. The creation of TPG Pace Group builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types.

Media Contact:

Luke Barrett / Courtney Power
(415) 743-1550
media@tpg.com

Investor Contact:

TPG Pace

(212) 405-8458

pace@tpg.com